Exhibit (h) i. b3

AMENDMENT

TO

PARTICIPATION AGREEMENT

THIS AMENDMENT dated June 30, 2008 amends the Participation Agreement dated as of May 1, 1998, as amended to date (the Agreement) by and among Massachusetts Mutual Life Insurance Company, Fidelity Distributors Corporation and Variable Insurance Products Fund II.

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

Schedules A and C of the Agreement are deleted in their entirety and replaced with Schedules A and C attached hereto, respectively.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have hereunto affixed their respective authorized signatures as of the effective date set forth below.

Effective Date: June 30, 2008

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY:

By its authorized officer

By:	/s/ Jo-Anne Rankin
Print Name	Jo-Anne Rankin
Title:	Vice President

FIDELITY DISTRIBUTORS CORPORATION:

By its authorized officer

By:	/s/ Bill Loehning
Print Name	Bill Loehning
Title:	Executive Vice President

VARIABLE INSURANCE PRODUCTS FUND II:

By its authorized officer

By:	/s/ John Hebble /s/ Kenneth Robins
Print Name	John Hebble Kenneth Robins
Title:	Treasurer Treasurer

SCHEDULE A

Separate Accounts and Associated Contracts (effective June 30, 2008)

Name of Separate Account and Date Established by Board of Directors	Policy Form Numbers (and Product Names) of Contracts Funded by Separate Account
Massachusetts Mutual Variable Life Separate Account I (July 13, 1998)	SL10-9800 (Strategic Variable Life® Plus)

GVULCM-9700 (Strategic Group Variable Universal Life®)

P3-2003 (VUL GuardSM)

P5-99M (Survivorship Variable Universal Life II)

P2-98M (Variable Universal Life)

P2-2001 (Variable Universal Life II)

P1-98 (Survivorship Variable Universal Life)

960-NY-9400 960-PR-9400 (Variable Life Select)

P5-2004 (Survivorship VUL GuardSM)

ICC08P2 (Variable Universal Life III)

Massachusetts Mutual Variable Annuity Separate Account 4 (July 9, 1997)	MUVA94 (Panorama Passage®)

MUVA94 (Panorama Premier)

MUVA94 (MassMutual Artistry®)

TMLS (MassMutual Transitions®)

TMLS (MassMutual Evolution®)

SPIVA05 (MassMutual RetireEase SelectSM)

TMLS (MassMutual Transitions SelectSM)

SCHEDULE C

Other investment companies currently available under variable annuities or variable life insurance issued by the Company:

AIM Variable Insurance Funds

AIM V.I. Financial Services Fund (Series I)

AIM V.I. Global Health Care Fund (Series (I)

AIM V.I. Technology Fund (Series I)

American Century Variable Portfolios, Inc.:

American Century VP Income & Growth Fund (Class I)

American Century VP International Fund (Class I)

American Century VP Value Fund (Class I)

American Funds Insurance Series:

American Funds® Asset Allocation Fund (Class2)

American Funds® Growth-Income Fund (Class 2)

DWS Investments VIT Funds:

DWS Small Cap Index VIP (Class A)

Fidelity® Variable Insurance Products Fund:

Fidelity® VIP High Income Portfolio (Initial Class)

Fidelity® VIP Overseas Portfolio (Initial Class)

Fidelity® VIP Growth Portfolio (Service Class)

Fidelity® Variable Insurance Products Fund II:

Fidelity® VIP Contrafund® Portfolio (Initial Class)

Fidelity® VIP Contrafund® Portfolio (Service Class)

Fidelity® Variable Insurance Products Fund V:

Fidelity® VIP Money Market Portfolio (Initial Class)

Franklin Templeton Variable Insurance Products Trust:

Franklin Small Cap Value Securities Fund (Class 2)

Templeton Foreign Securities Fund (Class 2)

ING Variable Products Trust

ING Global Real Estate Portfolio (Class S)

ING VP Real Estate Portfolio (Class S)

Janus Aspen Series:

Janus Aspen Balanced Portfolio (Institutional)

Janus Aspen Balanced Portfolio (Service)

Janus Aspen Forty Portfolio (Institutional)

Janus Aspen Forty Portfolio (Service)

Janus Aspen Worldwide Growth Portfolio (Institutional)

Janus Aspen Worldwide Growth Portfolio (Service)

MFS® Variable Insurance TrustSM:

MFS® Growth Series (Initial Class)

MFS® Investors Trust Series (Initial Class)

MFS® New Discovery Series (Initial Class)

MFS® Research Series (Initial Class)

MML Series Investment Fund:

MML Aggressive Allocation Fund

MML Asset Allocation Fund

MML Balanced Allocation Fund

MML Blue Chip Growth Fund

MML Concentrated Growth Fund (Class I)

MML Concentrated Growth Fund (Class II)

MML Conservative Allocation Fund

MML Emerging Growth Fund

MML Equity Income Fund

MML Equity Index Fund (Class I)

MML Equity Index Fund (Class II)

MML Equity Index Fund (Class III)

MML Foreign Fund

MML Global Fund (Class I)

MML Global Fund (Class II)

MML Growth & Income Fund

MML Growth Allocation Fund

MML Growth Equity Fund

MML Income & Growth Fund

MML Large Cap Growth Fund

MML Large Cap Value Fund

MML Mid Cap Growth Fund

MML Mid Cap Value Fund

MML Moderate Allocation Fund

MML NASDAQ-100® Fund

MML Small Cap Growth Equity Fund

MML Small Cap Index Fund

MML Small Cap Value Fund

MML Small/Mid Cap Value Fund

MML Series Investment Fund II:

MML Blend Fund

MML Enhanced Index Core Equity Fund

MML Equity Fund

MMML Inflation-Protected and Income Fund

MML Managed Bond Fund

MML Money Market Fund

MML Small Cap Equity Fund

MML Small Company Opportunities Fund

Oppenheimer Variable Account Funds:

Oppenheimer Balanced Fund/VA (Non-Service)

Oppenheimer Capital Appreciation Fund/VA (Non-Service)

Oppenheimer Core Bond Fund/VA (Non-Service)

Oppenheimer Global Securities Fund/VA (Non-Service)

Oppenheimer High Income Fund/VA (Non-Service)

Oppenheimer Main Street Fund® /VA (Non-Service)

Oppenheimer Main Street Small Cap Fund®/VA (Non-Service)

Oppenheimer MidCap Fund/VA (Non-Service)

Oppenheimer Money Fund/VA (Non-Service)

Oppenheimer Strategic Bond Fund/VA (Non-Service)

Panorama Series Fund, Inc.:

Panorama Growth Portfolio (Non-Service)

Panorama Total Return Portfolio (Non-Service)

Oppenheimer International Growth Fund/VA (Non-Service)

PIMCO Variable Insurance Trust

PIMCO VIT CommodityRealReturnTM Strategy Portfolio (Advisor Class)

T. Rowe Price Equity Series, Inc.:

Blue Chip Growth Portfolio

Equity Income Portfolio

Mid-Cap Growth Portfolio

New America Growth Portfolio

T. Rowe Price Fixed Income Series, Inc.:

Limited-Term Bond Portfolio